UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2019

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-33177	22-1897375
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 Crawfords Corner Road, Suite 1405, Holmdel, NJ	07733
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (732) 577-9996

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MNR	New York Stock Exchange
6.125% Series C Cumulative Redeemable Preferred Stock	MNR-PC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On December 23, 2019, in connection with the retirement of Allison Nagelberg as disclosed in Item 5.02 of this Current Report on Form 8-K, the Company and Ms. Nagelberg entered into a letter agreement, dated December 23, 2019 (the “Letter Agreement”), which effectively terminates her Employment Agreement with the Company dated January 1, 2017, consistent with its terms. For additional information regarding Ms. Nagelberg’s retirement, see Item 5.02 of this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of Allison Nagelberg

On December 23, 2019, Allison Nagelberg, General Counsel of the Company, announced her retirement from the Company and resigned from her position as General Counsel of the Company and from all other positions she held with the Company or any of its subsidiaries, effective December 31, 2019.

In connection with her retirement, the Company and Ms. Nagelberg entered into the Letter Agreement. Pursuant to the Letter Agreement, the Company will pay Ms. Nagelberg $395,039.54 on December 31, 2019, will make payments at an annual rate of $395,039.54, payable bi-weekly through December 31, 2020 and will pay a 2019 bonus of $30,000 on December 23, 2019. Further, the Company will pay the cost of Ms. Nagelberg’s and her eligible dependents’ medical, dental and vison benefits under continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act for up to 18 months; Ms. Nagelberg’s 1,254 shares of unvested restricted stock, which were scheduled to vest on July 5, 2020, will vest effective as of December 31, 2019. In accordance with the Company’s Amended and Restated 2007 Incentive Award Plan, Ms. Nagelberg will have 90 days from her retirement date to exercise any unexercised options. The letter agreement contemplates mutual releases and confirms Ms. Nagelberg’s entitlement to indemnification by the Company under existing indemnification agreements. The terms of the letter agreement are contingent on it becoming effective on December 30, 2019.

The foregoing description of terms of the Letter Agreement is qualified in its entirety by reference to the text of the Letter Agreement, which is attached hereto as Exhibit 10.23 and incorporated herein by reference.

Item 8.01 Other Events.

On December 23, 2019, the Company announced that Michael D. Prashad, age 35, was appointed to the position of General Counsel effective upon the retirement of Allison Nagelberg on December 31, 2019. Mr. Prashad has been employed by the Company since February 2015 serving as In-House Counsel. He has been primarily responsible for all legal matters involving the Company’s real estate portfolio and has assisted the General Counsel on all other legal matters. Mr. Prashad has also served as Corporate Secretary for the Company since January 2016. Prior to his employment with the Company, Mr. Prashad worked as an attorney for Hanlon Niemann & Wright, P.C. for three years where his practice was focused primarily on real estate and corporate matters as well as commercial and civil litigation.

On December 23, 2019, the Company issued a press release announcing the retirement of Ms. Nagelberg as General Counsel of the Company and the appointment of Michael Prashad to General Counsel. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.23	Letter Agreement, dated December 23, 2019, by and between the Company and Allison Nagelberg.

99.1	Press Release of Monmouth Real Estate Corporation, dated December 23, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monmouth Real Estate Investment Corporation

Dated: December 23, 2019	By:	/s/ Kevin S. Miller
Kevin S. Miller
Chief Financial Officer, its principal financial officer and principal accounting officer

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